Exhibit 10.47

LEASE AGREEMENT

THIS INDENTURE OF LEASE (hereinafter referred to as the “Lease”), made and entered into this 1st day of June, 2006, is by and between THE BOARD OF TRUSTEES OF THE UNIVERSITY OF ALABAMA, a body corporate for its division the University of Alabama at Birmingham (hereinafter referred to as “LANDLORD” ) and DURECT CORPORATION (hereafter referred to as “TENANT”).

WHEREAS, the LANDLORD is participating in a program of The Office for the Advancement of Developing Industries sponsored by the University of Alabama at Birmingham whereby financial assistance is provided to developing industries in advanced technology; and

WHEREAS, as part of the Program, LANDLORD is leasing commercial rental property and is providing administrative services and management support to such developing industries; and

WHEREAS, developing industries participating in the Program will become candidates for “graduation” from the Program upon their achievement of any of one of the benchmarks for graduation set forth herein; and

WHEREAS, as a participant in the above described program, the LANDLORD desires to lease to TENANT certain space in a 68,495 square foot facility located at 2800 Milan Court, Birmingham, Alabama and known as the “OADI Technology Center”; and

WHEREAS, the TENANT desires to lease certain space in the above described building on the terms and conditions set forth herein;

NOW THEREFORE, for the consideration hereinafter set forth, the parties do hereby agree as follows:

PREMISES

1. The LANDLORD hereby leases unto TENANT the following described premises (hereinafter called “Premises”), identified as Suites 259 & 274 located on the 2nd floor of the OADI Technology Center (hereinafter called “Building”). Attached hereto as a part hereof is a building floor plan of the Premises marked “Exhibit A,” which has been approved by LANDLORD and TENANT. LANDLORD agrees to provide for TENANT the space, arrangement, and facilities shown and specified in “Exhibit A,” but LANDLORD reserves the right at any time to make alterations or additions to, and to build additional stories on the Building and to build adjoining the same.

RENT

2. TENANT shall pay monthly rent to LANDLORD in accordance with the following rent schedule:

LEASE YEAR	SUITE		TOTAL RENT MONTH/ANNUAL
2nd	259	***	$1,500.00 / $ 18,000.00
	274	***	$1,700.00 / $ 20,400.00

TOTAL			$3,200.00 / $ 38,400.00

*	= Office Space
**	= Laboratory Space
***	= Laboratory Space with ventilation hood

(A) Rent due hereunder shall be payable in advance on or before the fifth (5th) day of each month during the term hereof to the following address:

The OADI Technology Center

UAB Research Park at Oxmoor

2800 Milan Court # 100

Birmingham, Alabama 35211

or at such other place as LANDLORD may in writing designate from time to time, without any prior demand therefore, and without any deduction or setoff whatsoever. All rent checks shall be made payable to The OADI Technology Center. TENANT agrees that a service and bookkeeping charge equal to eight percent (8%) of the monthly rental payment shall become due and payable each and every month that the rent has not been received in the office of the LANDLORD by the TENTH (10th) day of the month.

(B) If the term commences other than on the first day of a calendar month, then TENANT shall pay pro-rata rent, in advance, for the period from such commencement date to the first day of the next following calendar month. Rent for such period shall be determined by multiplying the monthly rent under the preceding paragraph by a fraction, the numerator of which shall be the number of days in such period, the denominator of which shall be the number of days in such calendar month. TENANT shall also pay the rent as otherwise provided in this Lease.

(C) If this Lease is executed before the Premises herein become ready for occupancy and LANDLORD cannot acquire and/or deliver possession of the herein Leased Premises by the time the Term of this Lease is fixed herein to begin, TENANT waives the payment of any rental until LANDLORD delivers possession to TENANT.

(D) In addition to the above monthly rent, TENANT shall pay to LANDLORD the sums set forth in the TENANT MANUAL for any receptionist, telephone, photocopy, mail, etc., services, if any, used by TENANT in the operation of its business at the Premises. With the exception of the minimum plan for receptionist charges, no such charge shall be due unless TENANT elects to use the services offered by LANDLORD as listed in the TENANT MANUAL. Failure by TENANT to pay for any services used by TENANT shall constitute an Event of Default hereunder, and shall entitle LANDLORD to exercise all rights and remedies provided to it hereunder.

TERM

3. The term of this Lease shall be for a period commencing on June 1, 2006 (the “Commencement Date”), and ending on February 28, 2007 (the “Termination Date”);

Provided that (i) TENANT is not then in default under this Lease, and (ii) TENANT may terminate this Lease at its discretion upon ninety (90) days prior written notice to the LANDLORD.

GRADUATION BENCHMARKS

4. [INTENTIONALLY OMITTED]

TENANT PROGRESS MEETINGS

5. As a public company, TENANT files quarterly (Form 10Q) and annual (Form 10-K) filings with the Security and Exchange Commission. On a quarterly basis, TENANT will send to LANDLORD by e-mail TENANT’s press release summarizing TENANT’s financial results of operations for each calendar quarter and fiscal year promptly after such results are publicly available. If after review of these, LANDLORD has additional questions or concerns, LANDLORD shall notify TENANT and the parties shall discuss in good faith LANDLORD’s questions and concerns.

SERVICES

6.(A) Between the hours of 7:00 A.M. and 6:00 P.M., Monday through Sunday (exclusive of national holidays observed by the University of Alabama at Birmingham, “Exhibit B”), LANDLORD agrees to furnish to the Premises hot and cold water at points of supply provided for general use, heated and refrigerated air conditioning in season at reasonable temperatures and in reasonable amounts, and electrical, and elevator services in the manner and to the extent deemed standard by LANDLORD. LANDLORD reserves the right to furnish all such facilities and services, at its option, on such holidays as LANDLORD chooses. LANDLORD agrees to provide janitorial service Monday through Friday (exclusive of legal holidays).

(B) If TENANT desires to have installed in the Premises any special facilities or equipment requiring other than normal electric service for ordinary lighting and minor electric appliances such as typewriters, small business and accounting machines, and other than the normal and regular service mentioned in Paragraph (A) LANDLORD will, if reasonably possible, furnish such additional special facilities or equipment provided that TENANT will pay LANDLORD in advance for the cost of providing and installing any additional wiring, equipment, meters and safety devices, and the cost of any repairs, alternations, additions to, and refinishing of the Premises or Building so necessitated, and provided TENANT shall pay all additional utility charges incurred by use of said special facilities or equipment.

(C) LANDLORD shall not be liable to TENANT in damages or otherwise for failure to perform any of the covenants on its part under this paragraph 6, nor shall temporary stoppages, temporary failures or interruptions of any of the services to be supplied by LANDLORD unto TENANT under this paragraph be construed as an eviction of TENANT, work an abatement of rent, or relieve TENANT from any covenant or agreement, but LANDLORD agrees diligently to restore any services obliged to be provided by it hereunder when temporary failures, stoppages, or interruptions occur.

SECURITY

7. LANDLORD agrees to provide such security as LANDLORD deems necessary or desirable, but LANDLORD shall in no event be liable for any theft or other loss of property occurring in or about the Premises or Building.

ADDITIONAL EXPENDITURES

8. TENANT agrees to pay to LANDLORD as additional rent all sums provided for in this Lease at the times and in the manner provided. If LANDLORD shall make any expenditure for which TENANT is responsible or which TENANT should make, then, at LANDLORD’S election, the amount thereof may be added to the installment of rent next falling due or constitute any item of account payable on demand.

GOOD ORDER AND REPAIR

9. TENANT agrees to take good care, as determined by the LANDLORD, of the Premises and not to allow or commit any waste with respect to the Premises or Building. Upon termination of this Lease, by lapse of time or otherwise, TENANT will surrender the Premises to LANDLORD in as good condition as at the date of initial possession hereunder by TENANT, ordinary wear and tear and damage by unavoidable casualty excepted. Any damage to the Premises or Building resulting from acts or neglect of TENANT or TENANT’S agents, employees, patrons, or invitees, shall be repaired or replaced at TENANT’S expense. The Premises shall not be altered, changed, nor any additions or improvements made, without the prior written consent of LANDLORD and unless otherwise provided in writing, all work shall be done by or under the direction of LANDLORD at TENANT’S expense, and any alterations, physical additions or improvements, except movable office furniture, shall at once become the property of LANDLORD upon termination of this Lease.

ASSIGNMENT

10. TENANT shall not, without the express prior written consent of LANDLORD, assign, mortgage, or otherwise encumber or transfer this Lease, or sublease, or permit any other person to use or occupy, all or any part of the Premises. The parties expressly agree that: (a) LANDLORD’S consent may be withheld for any reason whatsoever and regardless of whether such withholding is contrary to any prevailing commercial standards; and (b) LANDLORD’S decision regarding such consent shall be binding on the parties, regardless of the reason or basis of the decision. If the TENANT desires to assign or encumber this Lease or sublet the Premises or any part thereof, the TENANT will give the LANDLORD written notice of such desire specifying the name of the proposed assignee, mortgagee, or sublessee and all of the terms of the proposed assignment, mortgage, or sublease at least sixty (60) days prior to the date such assignment, encumbrance, or sublease is proposed to be effective. The LANDLORD will have the option for a period of thirty (30) days after receipt of such notice to: (a) terminate this Lease as of the date specified by the TENANT as to the portion of the Premises affected; or (b) permit the TENANT to assign, encumber, or sublet such portion of the Premises; or (c) refuse to consent to the proposed assignment, encumbrance, or subletting and continue this Lease in effect as to the entire Premises. The failure by the LANDLORD to exercise any of the foregoing options within the time provided will be deemed an exercise of option (c) above. Notwithstanding any consent granted by the LANDLORD, the TENANT, and each assignee, mortgagee, and sublessee will at all times remain fully liable for the payment of Rent and for the performance of the TENANT’S obligations hereunder. No consent granted by the LANDLORD will constitute a waiver of the provisions of this Lease except as to the specific instance covered thereby. In the event LANDLORD consents to such assignment, sublease, or other transfer of all or any portion of this Lease, TENANT shall remit to LANDLORD that portion of any payment TENANT receives from its sub-lessee, assignees, etc., which exceeds the rent due and payable as is set forth in Paragraph 3 herein or any amendments hereto.

COMPLIANCE

11. TENANT agrees to maintain the Premises in a clean, orderly, healthful condition and to comply with all laws, ordinances, rules, and regulations of all governmental agencies having jurisdiction over the Premises. TENANT will not use, occupy, or permit the use or occupancy of the Premises for any unlawful, disreputable, or hazardous purpose, maintain or permit the maintenance of any public or private nuisance, or do or permit any act or thing that may disturb the quiet enjoyment of any other tenant of the Building, or permit anything to be done that would increase the fire insurance rate on Building or its contents.

RIGHT OF ENTRY

12.	(A) TENANT agrees that LANDLORD’S representatives shall have the right to enter all parts of the Premises at all reasonable hours to inspect, test, clean, make repairs, alterations, and additions to the Building or the Premises that it may deem necessary or desirable or to provide any service which it is obligated to furnish tenants of the Building; provided, however, that this paragraph shall be inoperative in the event that any federal or state law or regulation prohibits public access to the Premises without security clearance from such federal or state agencies.

(B) TENANT agrees to complete on an annual basis the attached questionnaire specified as”Exhibit C”, regarding the use of chemicals, radioactive material, biological agents, and other substances that may pose a hazard to the occupants of the facility. TENANT shall within seven (7) working days after the mailing of the questionnaire by the LANDLORD return to the LANDLORD the completed questionnaire, and in the event the TENANT does not complete the questionnaire, the LANDLORD shall have the rights to terminate this Lease Agreement immediately. Depending on the responses of the TENANT, a more detailed questionnaire may need to be completed, as well as, a review by committee may be necessary before LANDLORD can accept the TENANT. The UAB Office of Occupational Health and Safety may also conduct onsite audits from time to time to assure itself that all operations are being conducted in a safe manner.

SURRENDER OF PREMISES

13. At the expiration of the tenancy hereby created, TENANT shall surrender the Premises in the same condition as the Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear excepted and damage by unavoidable casualty excepted, and shall surrender all keys for the Premises to LANDLORD at the place then fixed for the payment of rent and shall inform LANDLORD of all combinations on locks, safes, and vaults, if any, in the Premises. TENANT shall remove all its trade fixtures and any alterations or improvements which LANDLORD requests to be removed before surrendering the Premises as aforesaid and shall repair any damage to the Premises caused thereby. TENANT’S obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

INDEMNITY OF LANDLORD

14. By taking possession of the Premises, the TENANT will be deemed to have accepted the Premises as suitable for the purposes for which the same are leased, to have accepted the Building, and, except for any matters specified in writing to the LANDLORD, TENANT agrees to indemnify and hold LANDLORD harmless from and against any and all liability, claims, demands, loss, or damage for injury to, or death of, any person or persons or damage to property in any way arising from or in connection with the occupancy or use by tenant of the Premises or any part thereof or occasioned wholly or in part by any act of omission of TENANT, its agents, employees, or invitees. TENANT further agrees to indemnify and hold LANDLORD harmless from all fines, suits, claims, demands, and actions resulting from any breach, violation, or nonperformance of any covenant or condition hereof by TENANT or TENANT’S agents, employees, or invitees.

TAKING BY EMINENT DOMAIN

15.	(A) Entire Premises

If the whole of the Premises hereby leased shall be taken by any authority under the power of eminent domain, then this Lease shall terminate as of the day possession shall be taken by such authority, and all rent shall be paid up to that date, with a proportionate refund by LANDLORD of such rent as may have been paid in advance.

(B) Partial Taking of Premises

If less than 20 percent of the floor area of the Premises be so taken by eminent domain, then this Lease shall terminate only as to the part so taken from the day possession shall be taken by such authority, and all rent shall be paid up to that day and thereafter the rent due hereunder shall be adjusted accordingly.

(C) Substantial Taking of Premises

If more than 20 percent, but not all, of the floor area of the Premises be so taken, then this Lease shall terminate only as to the part so taken from the day possession shall be taken by such authority, and all rent shall be paid up to that day; provided, however, that TENANT and LANDLORD shall each have the right to terminate this Lease by giving written notice thereof within ten (10) days from the date such possession is taken by said authority. In the event TENANT elects to remain in possession, and LANDLORD does not so terminate, all of the terms herein provided shall continue in effect except that the fixed minimum rent shall be adjusted proportionately.

(D) Substantial Taking of Building

If more than 50 percent of the floor area of the Building be taken under the power of eminent domain, whether or not the Premises or any part thereof be taken, LANDLORD may, by notice in writing to TENANT delivered within thirty (30) days after the day of surrendering possession to the authority, terminate this Lease, and rent shall be paid or refunded, as of the date of termination.

(E) Damages

All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the Premises, shall be the property of LANDLORD, including but not limited to such damages as shall be awarded as compensation for diminution in value of the leasehold and to the fee of the Premises; provided, however, that LANDLORD shall not be entitled to any award made to TENANT for loss of business, depreciation to and cost of removal of stock and fixtures. The term “eminent domain” shall include the exercise of any similar governmental power and any purchase or other disposition in lieu of, or under threat of, condemnation.

PROPERTY DAMAGE

16. LANDLORD shall not be liable to TENANT for any loss or damage to any person or property, including the person and property of TENANT occasioned by theft, the acts of any co-tenant, casualty, rain, water, condensation, fire, acts of God, public enemy, injunction, riot, strike, picketing, mob action, bombing, explosion, war, court order, latent defects, requisition or order of governmental authority, the construction, repair, maintenance or alteration of any part of the Premises or Building as a whole; all personal and business property in the Leased Premises shall be and remain at TENANT’s personal risk, and LANDLORD shall not be liable for any damages to nor loss of such personal or business property arising from acts of negligence of any other persons; not from the leaking of the roof, nor from the bursting, leaking, or overflowing of water, sewer, or steam pipes, nor from the heating or plumbing fixtures; nor from electric wires for fixtures; nor from any other cause whatsoever.

PERFORMANCE

17. Anything in this Lease to the contrary notwithstanding, LANDLORD shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease to be performed by it. If any failure of its performance shall be due to any strike, lockout, civil commotion, war, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material or service, act of God, or any other cause whatever (including failure of TENANT to supply necessary data or instructions) beyond the reasonable control of LANDLORD, or inability of LANDLORD to obtain financing satisfactory to LANDLORD, the time for performance by LANDLORD shall be extended by the period of delay resulting from or due to any of said causes.

OCCUPANCY OF PREMISES

18.	(A) Premises Rendered Wholly Unfit for Occupancy

In the event the Premises shall be destroyed or so damaged by fire, explosion, earthquake, or any other cause so as to become wholly unfit for occupancy, then the LANDLORD may, if it so elects, rebuild and put the Premises in good condition and fit for occupancy within a reasonable time after such Premises have become wholly unfit for occupancy, or it may give notice in writing to TENANT terminating this Lease. If LANDLORD elects to repair or rebuild the Premises, it shall give the TENANT notice thereof within thirty (30) days after such injury or damage of its intention to repair or rebuild, and then LANDLORD shall proceed with reasonable speed to repair or rebuild the Premises. TENANT shall not be obligated to pay any rent from the time that such Premises were rendered wholly unfit for occupancy until such Premises are again fit and ready for occupancy.

(B) Premises Rendered Partially Unfit for Occupancy

In the event the Premises shall be destroyed or so damaged by fire, explosion, earthquake, or any other cause so as to become partially unfit for occupancy, LANDLORD shall forthwith cause the same to be repaired as soon as is reasonably possible and, only while such damage is being repaired, TENANT shall be entitled to a proportionate abatement of the monthly rent.

(C) Building Rendered Totally or Partially Unfit for Occupancy

In the event that the Building in which the Premises are situated is destroyed or damaged from any cause to the extent (in LANDLORD’S sole judgment) of one-third or more of the replacement cost of such Building, LANDLORD shall have an option to terminate this Lease, whether the Premises be damaged or not; such option to be exercised within thirty (30) days after such occurrence so damaging the Building. Anything in this Lease to the contrary notwithstanding, a total or substantially total destruction of the Building shall terminate this Lease.

(D) General

LANDLORD shall not be liable or responsible to TENANT for any inconvenience or loss due to making repairs or reconstruction as aforesaid nor for any delays in repairing or rebuilding due to strikes, acts of God, governmental regulations, or any other causes beyond its control. Nothing herein shall be deemed to waive or relieve TENANT from any liability for any loss or damage to LANDLORD, or LANDLORD’S property due to negligence or willful acts of TENANT, its agents, servants, employees, or invitees; provided, however, if LANDLORD’S fire and extended coverage insurance policy permits, without penalty, the release of others from liability for loss from insured casualties, such release from liability is hereby granted to the extent that LANDLORD actually recovers for loss under such policy.

HOLDING OVER

19. If the TENANT continues to occupy the Leased Premises after the expiration or other termination of the Lease Term, such holding over will, unless otherwise agreed by the LANDLORD in writing, constitute a tenancy at will at a daily rental equal to one-thirtieth (1/30th) of an amount of equal to twice the amount of the rent payable during the last month prior to the termination of this Lease subject to all of the other provisions set forth herein.

DEFAULT PROVISIONS

20.	(A) The happenings of any one or more of the following events shall constitute a default hereunder: (i) TENANT’S failure to pay any one or more said installments of rent hereunder as and when the same becomes due; (ii) at LANDLORD’S option, TENANT’S failure to pay the rent due hereunder within ten (10) days of the due date therefore for two consecutive months; (iii) TENANT’S filing of a petition in bankruptcy or a petition under the Bankruptcy Act, or any amendment thereto by or against TENANT, or TENANT being adjudged a bankrupt; (iv) TENANT’S making an assignment for the benefit of creditors; (v) the appointment of a receiver of TENANT’S property; (vi) TENANT’S vacation of the Premises or abandonment of the possession thereof, or use of the same for purposes other than that for which the same are hereby let, or failure to use the Premises for the purposes herein specified; or (vii) TENANT’S violation of any of the other terms, conditions or covenants on the part of TENANT herein contained.

(B) Upon the happening of any of the above defaults, LANDLORD may, as LANDLORD deems appropriate: (i) annul and terminate this Lease, and thereupon re-enter and take possession of the Premises; or (ii) re-enter and re-let the Premises from time to time as agents of TENANT, and such re-entry and/or re-letting shall not discharge TENANT from any liability or obligations hereunder, except that net rents (that is, gross rents less the expense of collecting and handling, and less commissions) collected as a result of such re-letting shall be a credit on TENANT’S liability for rents under the terms of this Lease; (iii) perform or cause to be performed the obligations of the TENANT under this Lease and enter the Premises to accomplish such purpose without being liable for prosecution therefor...or (iv) terminate this Lease and demand that tenant vacate the premises occupied. In the event LANDLORD opts to perform the obligations of the TENANT, TENANT hereby agrees to reimburse the LANDLORD on demand for any expense which the LANDLORD might incur in effecting compliance with this Lease on behalf of the TENANT, and the TENANT further agrees the LANDLORD will not be liable for any damage resulting to the TENANT from such action, whether caused by the negligence of the LANDLORD or otherwise. Nothing herein, however, shall be construed to require LANDLORD to re-enter, re-let, or perform the TENANT’S obligations. Nor shall anything herein be construed to postpone the right of LANDLORD to sue for rents, whether matured by acceleration or otherwise, but on the contrary, LANDLORD is hereby given the right to demand, collect, and/or sue therefor at any time after default.

(C) Upon default, or upon the termination of this Lease or re-entry upon the Premises for any one or more of the causes set forth above, or upon any termination of this Lease or re-entry upon the Premises, the rents hereunder for the remainder of the entire rental period, and all other indebtedness, if any, payable under the provisions hereof, shall be and become immediately due and payable at the option of LANDLORD and without regard for whether or not possession of the Premises shall have been surrendered to or taken by LANDLORD; provided, however, no default on account of payment for rent shall occur until such rent is ten (10) days in arrears, and no default for other cause shall occur until the expiration of a period of thirty (30) days after written notice to TENANT of any breach of any other covenant hereof without correction of such breach.

(D) In the event of employment of an attorney by LANDLORD for collection of any amount due hereunder or for the institution of any suit for possession of the Premises, or for advice or services incident to the breach of any other covenant of this Lease by TENANT or on account of bankruptcy proceedings by or against TENANT or on account of bankruptcy proceedings by or against TENANT, or the leasehold interest of TENANT, TENANT agrees to pay and shall be taxed with a reasonable attorney’s fee which shall be a part of the debt evidenced and secured by this Lease. In order further to secure the prompt payment of said rents when the same mature, and the faithful performance by TENANT of all and singular the terms, conditions, and covenants on the part of TENANT herein contained and all damages and costs that LANDLORD may sustain by reason of the violation of said terms, conditions, and covenants, or any of them, TENANT does hereby waive any and all right to claim personal property as exempt from levy and sale under the Constitution and Laws of the State of Alabama or any other State.

SECURITY DEPOSIT

21. LANDLORD and TENANT acknowledge that TENANT has previously deposited with the LANDLORD the sum of $8,000 ($4,800 for Suites 131 and 259 and $3,200 for Suite 274) in connection with the Lease Agreement dated May 1, 2004 (“Prior Deposit”). TENANT and LANDLORD agree that LANDLORD may hold the Prior Deposit, without interest, as security for the payment of rent and any and all other sums of money for which TENANT shall or may become liable to LANDLORD under this Lease, and for the faithful performance by TENANT of all other covenants and agreements under this Lease. The foregoing deposit shall be returned to TENANT after the termination of this Lease and any renewal hereof, provided TENANT shall have made all such payments and performed all such covenants and agreements. Nothing in this paragraph shall be deemed to limit the amount of any claim, demand, or cause of action of LANDLORD against TENANT under the provisions of this Lease.

REMEDIES

22. TENANT agrees that all remedies herein given LANDLORD, including all those not set forth but provided by law shall be cumulative, and the exercise of one or more of any such remedies by LANDLORD shall not exclude the exercise of any other lawful remedy nor shall any waiver by LANDLORD, express or implied, of any breach of any term, covenant, or condition hereof be deemed a waiver of any subsequent breach of the same or any other term, covenant, or condition hereof. Acceptance of rental by LANDLORD from TENANT or any assignee, sub-tenant, or other successor in interest to TENANT, with or without notice shall never be construed as a waiver of any breach of any term, condition, or covenant of this Lease. Failure of LANDLORD to declare any default upon occurrence thereof, or delay in taking action with respect thereto, shall not waive such default, but LANDLORD shall have the right to declare such default at any time and take such action as may be authorized hereunder, in law or equity, or otherwise. TENANT agrees to pay all costs and expenses that may be incurred in connection with the enforcement of any of the provisions of this Lease.

SIGNS

23.	TENANT agrees not to install or paint any signs, name plates, symbols, pictures, or any other paintings or hangings within or outside the Premises or the Building without the prior written consent of the LANDLORD.

PARKING PROVISIONS

24.	(A) All parking facilities provided by LANDLORD shall be under the control of LANDLORD, and TENANT agrees that TENANT, its agents, employees, and invitees shall conform to such written parking regulations, conditions, and provisions as may be from time to time prescribed by LANDLORD.

(B) Parking area is not to be used by TENANT at any time as a storage area for any merchandise, goods, equipment, or any other item.

(C) TENANT shall not make any use of the Premises which will in any manner overburden the parking which is available to the Building in which the Premises are located.

(D) LANDLORD reserves the right to decrease or otherwise alter, in any manner which LANDLORD deems appropriate, the parking areas at any time without notice to TENANT.

TRANSFER OF OWNERSHIP

25. LANDLORD shall have the right to sell, assign, or transfer, in whole or in part, all of its rights and/or obligations hereunder or in the Building and/or Premises. Such sale, assignment, or transfer may be made to a corporation, trust, trust company, individual, or group of individuals, and howsoever made shall be binding on TENANT in all respects and recognized by TENANT. In the event LANDLORD transfers LANDLORD’S interest in the Building and/or Premises, LANDLORD will thereby be released from any further obligation of any kind whatsoever hereunder and the TENANT agrees to attorn to and look solely to the transferee for the performance of such obligations. TENANT agrees to execute and deliver to the designee of the LANDLORD from time to time within ten (10) days after written request therefor all instruments that might be required by the LANDLORD to confirm such attornment.

NOTICE

26. Notices provided for in this Lease shall be sufficiently given if sent by registered mail, return receipt requested, postage prepaid, and addressed to such address as the parties may designate to each other in writing from time to time.

SUBORDINATION

27. At the option of LANDLORD, this Lease may be subordinated to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the land and/or Building of which the Premises are a part and to all advances heretofore made or hereafter to be made upon the security thereof. The TENANT agrees to execute and deliver to the LANDLORD from time to time within ten (10) days after written request by the LANDLORD, all instruments that might be required by the LANDLORD to confirm such subordination.

PURPOSE

28. TENANT’S operation in this location is for the purpose of pharmaceutical research and development and TENANT shall use said Premises therefor and for no other purpose.

TITLES

29. The titles and headings in this Lease are used only to facilitate reference, and in no way to define or limit the scope or intent of any of the provisions of this Lease.

ENTIRE CONTRACT

30. This Lease constitutes the entire contract between the parties hereto with respect to the Premises and this Lease covers, merges, and includes all agreements, oral or written, between the parties hereto and made in connection herewith, whether the same be made prior to, or contemporaneously with the execution hereof. This Lease cannot be modified or changed by any verbal statement, promise, or agreement by whomsoever made, and no modification, change, or amendment shall be binding on the parties unless it shall have been agreed to in writing. No surrender of the Demised Premises or of the remainder of the Term under this Lease shall be valid unless accepted by LANDLORD in writing.

LEGAL EFFECT

31. In the event any provision of this Lease is found by a court of competent jurisdiction to be contrary to law or void as against public policy or otherwise, such provision shall be either modified to conform to law or considered severable, with the remaining provisions hereof continuing in full force and effect.

BINDING EFFECT

32. This Agreement and all covenants, obligations, and conditions hereof shall inure to the benefit of and shall be binding upon LANDLORD, and LANDLORD’s successors and assigns. This Agreement and all its covenants, obligations, and conditions hereof also shall inure to the benefit of and be binding upon TENANT and TENANT’s heirs, executors, administrators, successors, and assigns, except that TENANT shall have no right to assign or sublet the Leased Premises or any part thereof without the prior written consent of LANDLORD.

IMPROVEMENTS

33. Upon TENANT’S reasonable request, the LANDLORD will install in the Premises, at TENANT’S cost and expense, additional divisional partitioning with wall, ceiling, and floor surface treatments and finishes, electrical and telephone outlets and other facilities, or will remove or replace existing walls or petitions. Any and all other alterations, changes, additions, and improvements, if consented to by LANDLORD, including, but not limited to

(1)	All partitioning or shelving required by TENANT, other than LANDLORD’S standard partitioning and shelving,

(2)	Any special decorative millwork treatment,

(3)	Any special floor coverings,

(4)	Any special decorative paint or other wall or surface treatments,

(5)	Any private laboratory, private shower or private plumbing and fixtures,

(6)	Any abnormal quantity of electrical or telephone outlets

shall be made by the LANDLORD at TENANT’S cost and expense and the same shall immediately be and become part of the realty without any payment therefor by LANDLORD. Upon completion of such work, TENANT shall immediately pay the LANDLORD the full amount of such charges.

CERTIFICATE

34. TENANT agrees to deliver a certificate to any proposed mortgagee or purchaser or the LANDLORD certifying (if such be the case) that this Lease is in full force and effect, that there are no defenses or offsets hereto, or stating those claimed by TENANT, and also stating any other pertinent information required by the LANDLORD or the LANDLORD’S lender.

POWER OF SALE

35. TENANT shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the LANDLORD covering the Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the LANDLORD under this Lease.

QUIET ENJOYMENT

36. Upon payment by TENANT of the rents provided, and upon the observance and performance of all the covenants, terms, and conditions on TENANT’S part to be observed and performed, TENANT shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by LANDLORD or any other person or persons lawfully or equitably claiming by, through, or under LANDLORD; subject, nevertheless, to the terms and conditions of this Lease.

FULL PAYMENT

37. No payment by TENANT or receipt by LANDLORD of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and LANDLORD may accept such check or payment without prejudice to LANDLORD’S right to recover the balance of such rent or pursue any other remedy provided in this Lease.

MUTUAL AGREEMENT

38. It is expressly understood and agreed that this Lease and the covenants contained herein are for the sole benefit of LANDLORD and TENANT, their successors and assigns, and that all rights of action for any breach or any covenant herein contained are reserved to such parties. It is further expressly understood and agreed that such parties may by mutual agreement alter, amend, modify, or revoke or rescind this Lease or any covenant herein contained in writing and at any time.

EXPIRATION OF LEASE

39. During the period of six (6) months prior to the expiration of this Lease or any renewal thereof, LANDLORD shall have the right to display on the exterior of the Premises, but not in any window or doorway thereof, the customary sign “For Rent,” and during such period LANDLORD may show the Premises and all parts thereof to prospective lessees between the hours of 10:00 a.m. and 5:00 p.m. on any day.

RECORDATION

40. TENANT shall not record this Lease without the written consent of LANDLORD; however, upon the request of either party hereto, the other party shall join in the execution of a “short form” of this Lease for the purposes of recordation. The short form of this Lease shall describe the parties, the Premises and the term of this Lease and shall incorporate this Lease by reference. TENANT shall record this Lease or said short form at the request of LANDLORD, and shall pay the cost of recording same.

INSURANCE

41. TENANT will maintain at the TENANT’S expense throughout the Lease Term a policy or policies of insurance insuring the TENANT and the LANDLORD against: (a) loss or damage by fire, explosion, or other casualty covering the TENANT’S property located in the Leased Premises for the full insurable value thereof; and (b) all liability for injury to or death of any person occasioned by or arising out of or in connection with the occupancy of the Leased Premises. The limits of such policy or policies shall be in an amount not less than $1,000,000 per occurrence and $2,000,000 annual aggregate. The TENANT will furnish evidence satisfactory to the LANDLORD of the maintenance of such insurance and will obtain a written obligation on the part of each insurance company to notify the LANDLORD at least ten (10) days prior to cancellation of such insurance. The TENANT hereby waives any cause of action that the TENANT might now or hereafter have against the LANDLORD on account of any loss or damage that is insured against under any insurance policy that names the TENANT as an additional insured.

LIABILITY FOR LOSSES

42. Neither LANDLORD nor TENANT shall be liable to the other for any loss or damage from risks ordinarily insured against under fire insurance policies with extended-coverage endorsements, irrespective of whether such loss or damage results from their negligence or that of any of their agents, servants, employees, licensees, or contractors to the extent that such losses are covered by valid and collectable insurance on the property at the time of loss.

COMPLIANCE WITH AUTHORITIES

43. TENANT shall promptly comply with all statutes, ordinances, rules, orders, regulations, and requirements of the federal, state, county, and city governments, and of any and all their departments and bureaus, applicable to said Premises and shall also promptly comply with all rules, orders, and regulations of the Fire Underwriters’ Association for the Prevention of Fires at TENANT’s own cost and expense. TENANT agrees to pay any increase in the amount of insurance premiums over and above the rate now in force that may be caused by TENANT’s use or occupancy of the Premises. Said payments shall be in addition to any amounts due LANDLORD.

TENANT understands that LANDLORD and LANDLORD’S property is subject to the Americans with Disabilities Act (ADA). TENANT specifically agrees to comply with, and to pay all costs of compliance with, laws, regulations and any ordinances that may apply to TENANT’S business or locations, including, but not limited to, the ADA requirements as it may relate to the Premises. The TENANT will hold harmless and protect the LANDLORD in the event the TENANT is found to be in violation of its obligation to comply with the ADA.

ATTORNEY’S FEES

44. TENANT agrees to pay all attorneys’ fees, court costs, and expenses that LANDLORD incurs in enforcing any of the obligations of the TENANT under this Lease, or in any litigation or negotiation in which the LANDLORD shall become involved through or on account of the Lease.

HOLD HARMLESS

45. TENANT shall be liable for and shall hold LANDLORD harmless in respect of damage or injury to the Leased Premises, or the person or property of the TENANT, or the person or property of LANDLORD’s other tenants, or anyone else, if due to the act or neglect of TENANT or anyone in his control or employ. TENANT shall at once report in writing to LANDLORD any defective condition known to him which LANDLORD is required to repair and failure to so report shall make TENANT responsible for damages resulting from such defective conditions. All personal property upon the Premises shall be at the risk of the TENANT only, and LANDLORD shall not be liable for any damage thereto or theft thereof.

RULES AND REGULATIONS

46. The present rules and regulations in regard to the Building are attached hereto as “Exhibit D”, and made a part hereof as though fully set out herein. LANDLORD reserves the right to change these rules and regulations. Notice of changes in the rules and regulations shall be given to the Tenant in written form. The TENANT shall faithfully observe and perform such rules and regulations, as modified or supplemented from time to time by the LANDLORD, and the TENANT shall further be responsible for the compliance with such rules and regulations by the TENANT’s employees, its invitees, agents, servants, or visitors.

TIME

47.	With respect to all obligations of TENANT as set forth in this Lease, time is of the essence.

STORAGE OF RADIOACTIVE MATERIAL

48. Tenant will carefully designate specific locations for the storage of Radioactive Material. These designated areas must be positioned away from the more traveled areas of the laboratory. These areas must be approved by the UAB Radiation Safety Division prior to the storage of Radioactive Material. When the storage area is located inside a laboratory or office suite, it must have adequate shielding to ensure that the radiation exposure rate at one foot from the surface of the storage area does not exceed 0.5 mR/hour. No Radioactive Material may be stored in common or public areas of the building.

Storage areas must be kept locked at all times, except for when in use. Radioactive Material that is volatile or powdery or that might be emitted into the air must be kept in a fume hood. All storage areas must be labeled with the conventional radiation symbol and must bear the words “Caution Radioactive Material” or “Danger Radioactive Material.” All storage containers must be labeled with a standard radiation symbol and the identity, quantity, and assay date of the radioisotope must be on the container.

No Radioactive Material will be allowed to be stored in any hallway, not even temporarily awaiting decontaminated radioactive waste removal. Decontaminating radioactive waste must be properly stored in the laboratory or other designated site location away from the more heavily traveled areas. Proper shielding must be maintained for decontaminating radioactive waste. An inventory must be taken quarterly by the Tenant for all sealed sources that are in storage and are either being used or have not been used in six months.

All of Tenant’s employees must be provided with and wear Radiation I.D. Badges. The badges must be worn at all times while on the premises.

Tenant agrees to freely submit to inspections conducted by the UAB Department of Occupational Health and Safety. Tenant further agrees to abide by all State, Federal, and UAB Radiation Safety Committee guidelines regarding the handling and storage of Radioactive Material. The terms and conditions of Paragraph 48 are subject to the approval and changes as designated by the UAB Department of Occupational Health and Safety.

STORAGE OF HAZARDOUS MATERIAL

49. No prolonged storage of Hazardous Material is allowed in the building at any time. Tenant may accumulate no more than twenty (20) gallons of liquid Hazardous Material at any given time. The allowable limit of twenty (20) gallons must be kept in four (4) separate five gallon containers. All Hazardous Material must be kept in a fireproof storage container at all times. This storage container must remain locked at all times except for when in use. Upon reaching the allowable limit of twenty (20) gallons, Tenant agrees to have a licensed hazardous waste carrier promptly remove the waste from the building. All related documents, certificates of insurance, and shipment forms must be submitted in advance to the OADI Technology Center staff. The terms and conditions of Paragraph 49 are subject to the approval and changes as designated by the UAB Department of Occupational Health and Safety. Tenant agrees to abide by all State, Federal, and UAB guidelines regarding the handling and storage of Hazardous Material.

SMOKING POLICY

50.	Smoking is strictly prohibited in all areas within the OADI Technology Center.

TENANT MANUAL

51.	TENANT has read OADI TENANT MANUAL and agrees to abide by all rules and regulations of the OADI program.

This Lease shall be governed, construed and enforced in accordance with the laws of the State of Alabama.

IN WITNESS WHEREOF, the TENANT and the LANDLORD have hereunto set their hands and seals in duplicate, as set forth below, on the day and year first above written.

LANDLORD:

THE BOARD OF TRUSTEES OF THE
UNIVERSITY OF ALABAMA FOR THE
UNIVERSITY OF ALABAMA AT BIRMINGHAM

By	/s/ Eli Capilouto
Its	Eli Capilouto, DMD, MPH, ScD Provost

TENANT:

DURECT CORPORATION

By:	Paula Mendenhall
Its:	SR. VP, OPERATONS

LANDLORD’S ACKNOWLEDGMENT:

STATE OF ALABAMA )

COUNTY OF JEFFERSON)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that ELI CAPILOUTO,whose name as Provost, of the Board of Trustees of the University of Alabama is signed to the foregoing conveyance and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he, in his capacity as such Provost, executed the same voluntarily and with full authority as for the act of the Board of Trustees of the University of Alabama on the day the same bears date.

Given under my hand this the 17th day of Oct, 2006.

/s/
NOTARY PUBLIC

My commission expires:

NOTARY PUBLIC STATE OF ALABAMA AT LARGE

MY COMMISSION EXPIRES: Nov 15, 2007

BONDED THRU NOTARY PUBLIC UNDERWRITERS

TENANT’S ACKNOWLEDGMENT (CORPORATE) :

STATE OF California

COUNTY OF Santa Clara ss.

On 08/03/2006 before me, Crystal Susa, personally appeared Paula Mendenhall, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity as Sr. Vice President, Operations, of DURECT CORPORATION, and that by her signature on the instrument the person, or the entity upon behalf of which person acted, executed the instrument.

WITNESS my hand and official seal.

SEAL	/s/ Crystal Susa 8/3/06
Notary Signature/Date

INSERT FLOOR PLAN AS EXHIBIT A

EXHIBIT B

OFFICIAL UAB HOLIDAYS*

New Year’s Day

Martin Luther King Day

Memorial Day

Independence Day

Labor Day

Thanksgiving Day

The Day after Thanksgiving

Christmas Eve

Christmas Day

New Year’s Eve

*	Although the University is officially closed on these days, the OADI Technology Center is accessible via the cardkey system.

INSERT OH&S REVIEW FOR

LEASE APPLICATIONS/RENEWALS AS EXHIBIT C

EXHIBIT D

RULES AND REGULATIONS

1.	Sidewalks, entries, passages, courts, corridors, stairways, etc., shall not be obstructed by TENANT or its clerks or used by them for other purposes than ingress and egress.

2.	All heavy articles or machinery shall be carried up or into the Premises only at such times and in such manner as shall be prescribed by LANDLORD, and LANDLORD shall in all cases have the right to specify the proper weight and position of any heavy machinery or articles. Any damage done to the Building by installing or removing such machinery or from overloading any floor in any way shall be paid by the TENANT. Any repairs or restoration caused by defacing or injuring in any way part of the Building by TENANT, its agent(s) or servant(s) shall by paid by TENANT.

3.	No sign advertisement, or notices may be inscribed, painted, or affixed on any part of the inside or outside of said Building unless of such color, size, and style and in such place in or upon said Building as shall be designated under prior approval therefor by LANDLORD, but there shall be no obligation or duty on LANDLORD to allow any sign, advertisement, or notice to be inscribed, painted, or affixed on any part of the inside or outside of said Building. Signs on doors shall be subject to the approval of LANDLORD, and the cost of such signs shall be paid by the TENANT. Directory in a conspicuous place with the names of the TENANT will be provided by the LANDLORD. Any necessary revision of same shall be made by LANDLORD within a reasonable time after written notice from the TENANT of the error or change making the revision necessary. No showcase or any other fixture or object whatsoever shall be placed in front of the Building or in the court, corridor, or parking area of the Building without prior written consent of the LANDLORD.

4.	No TENANT shall do or permit anything to be done in the said Premises or bring or keep anything therein which will in any way increase the rate of fire insurance on said Building or on property kept therein or obstruct or interfere with the rights of other TENANTS or in any way injure or annoy them or conflict with the laws relating to fire or with any regulation of the Fire Department or with any insurance policy upon said Building or any part thereof.

5.	No TENANT shall employ any person or persons other than the janitor of the LANDLORD (who will be provided with pass keys to all offices) for the purpose of cleaning or taking charge of the Premises Leased without the written consent of the LANDLORD, it being understood and agreed that the LANDLORD shall in no way be responsible to any TENANT for any loss of property from the Leased Premises, however occurring, or for any damage done to the furniture by the janitor or any of his employees, or by any other person or persons whomsoever. Any person or persons employed by the TENANT with the written consent of the LANDLORD must be subject to and under control and direction of the LANDLORD of the Building and all things in the Building and outside of said Premises.

6.	No additional locks, hooks, or attachments shall be placed on any door or window of the Building. TENANT will not permit any duplicate keys to be made, but if more than two keys for any locks are desired, the additional number must be procured from the LANDLORD and paid for by the TENANT.

7.	No animal or birds, bicycles, or other vehicles shall be allowed in halls, corridors, elevators, or elsewhere in the Building.

8.	The water closets, wash basins, sinks, and other apparatus shall not be used for any purpose than those for which they are constructed, and no sweepings, rubbish, or other substance shall be thrown therein nor shall anything be thrown by the TENANTS or their agents, or employees out of the windows, doors, or other openings.

9.	The floors, skylights, and windows that reflect or admit light into the corridors or passageways or to any place in said Building shall not be covered or obstructed by any of the TENANTS.

10.	All TENANTS and occupants must not open their windows. In the case of emergency, an OADI employee is to be called and they will open the window with a special unlocking device.

11.	If any TENANT desires telegraphic, telephonic, fiber optic or other electronic connections, the LANDLORD or its agents will direct the electricians as to where and how the wires may be introduced and without such directions, no boring or cutting for wires will be permitted. TENANT will be held responsible for all costs associated with the installation and service of such electronic connections.

12.	No shade or awning shall be put up, no painting done, or any alterations made in any part of the Building by putting up or changing any partitions, doors, or windows, nor shall there be any nailing, boring, screwing into woodwork or walls or plastering, nor shall there be upon the Premises any engine, boiler, or other machinery without the prior written consent of the LANDLORD in each and every instance.

13.	TENANT, its employees, clerks, or servants shall not use the Demised Premises for the purpose of lodging rooms or for any immoral or unlawful purpose.

14.	No room or rooms shall be occupied or used for sleeping or lodging apartments or for any other purpose than the purpose for which same is leased at any time.

15.	No TENANT shall permit gambling or unlawful practice or practices of any kind in the Leased Premises.

16.	The LANDLORD or any agents or watchman shall have the right, with a passkey or otherwise, to enter any Premises in the Building at any time to examine the same or to make such alterations, repairs, or additions as it shall deem necessary for the safety, preservation, cleanliness, or improvement of the Building.

17.	TENANT shall not install or operate vending machines of any kind in the Leased Premises without the written consent of LANDLORD.

18.	All glass, locks, and trimmings, in or about the doors and windows, and all electric globes and shades, belonging to the Building, shall be kept whole, and whenever broken by any TENANT, shall be immediately replaced or repaired and put in order by such TENANT under the direction and to the satisfaction of the LANDLORD, and on removal, shall be left whole and in good repair.

19.	LANDLORD reserves the right to make and enforce such other reasonable rules and regulations as, in its judgment, may be deemed necessary or advisable from time to time to promote the safety, care, and cleanliness of the Premises and for the preservation of good order therein.

20.	Smoking is strictly prohibited in all areas within the OADI Technology Center.

21.	Any TENANT occupying laboratory space shall attach as “Exhibit E”, a list of the chemicals and other substances to be used in said laboratory, and the maximum quantity of each expected to be on site, The list shall be provided prior to signing of the LEASE. A new list shall be provided when there has been a significant change in the types and quantity of chemicals on site.

INSERT CHEMICAL LIST AS EXHIBIT E

(IF APPLICABLE)